Exhibit 10.29

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), effective as of April 29, 2021 (the “Effective Date”), by and between Four Springs Capital Trust (the “Company”) and John E. Warch (the “Executive”).

WITNESSETH:

WHEREAS, the Board of Trustees of the Company (the “Board”), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive and to provide the Executive with compensation and benefits arrangements which are competitive with those of other real estate investment trusts;

WHEREAS, Executive desires to be so employed;

WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement dated as of December 3, 2014 (the “Original Agreement”); and

WHEREAS, the Company and the Executive wish to modify the Executive’s terms of employment by way of forgoing his right to a cash bonus upon completion of an initial public offering in exchange for an award under the Company’s 2021 Equity Incentive Plan.

NOW, THEREFORE, in order to accomplish these objectives and in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.	Section 4(b)(ii) of the Original Agreement shall be stricken in its entirety and replaced with the following Section 4(b)(ii):

“(ii)     Executive shall be eligible to receive an award of units of Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) pursuant to the Company’s 2021 Equity Incentive Plan.”

2.	In all other respects, the Original Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement effective as of the day and year first written above.

Date: 05/06/2021	FOUR SPRINGS CAPITAL TRUST

	By:	/s/ William P. Dioguardi

Name: William P. Dioguardi

Title: Chairman and CEO

EXECUTIVE

Date: 05/06/2021	/s/ John E. Warch

John E. Warch

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